EXHIBIT 4.4
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THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER
REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

REGISTERED                                                $300,000,000

No.    001                                                CUSIP # 2973 6R AC4

                         THE ESTEE LAUDER COMPANIES INC.

                          6.000% SENIOR NOTES DUE 2037

               The Estee Lauder Companies Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount stated above on May 15, 2037 (the "Maturity Date") and to pay interest thereon at the rate per annum equal to 6.000% (the "Interest Rate") until the principal hereof is fully paid or duly made available for payment. The Company will pay interest (computed on the basis of a 360-day year of twelve 30-day months) semi-annually in arrears on May 15 and November 15 of each year (each an "Interest Payment Date") commencing November 15, 2007 and on the Maturity Date on said principal amount at the Interest Rate per annum specified above. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from May 1, 2007 until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on the Interest Payment Dates, will, as provided in the Indenture referred to below, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 whether or not a Business Day, as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date will be payable to the Person to whom the principal hereof shall be payable; and provided, further, however, that if such Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder




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of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

               Payment of the principal of and interest on this Note shall be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that payment of interest on any Interest Payment Date (other than the Maturity Date) may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or by wire transfer of immediately available funds, if the registered holder has so requested by a notice in writing delivered to the Trustee not less than 16 days prior to the Interest Payment Date on which such payment is due, which notice shall provide appropriate instructions for such transfer.

               The principal hereof and interest due at maturity will be paid upon maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

               REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

               This Note shall be governed by and construed in accordance with the laws of the State of New York.

               Unless the certificate of authentication hereon has been executed by U.S. Bank Trust National Association, as successor in interest to State Street Bank and Trust Company, N.A., the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.










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               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated May 1, 2007                   THE ESTEE LAUDER COMPANIES INC.



                                         By:    /s/ Richard W. Kunes
                                            ------------------------------------
                                             Name:   Richard W. Kunes
                                             Title:  Executive Vice President
                                                     and Chief Financial Officer



CERTIFICATE OF AUTHENTICATION

               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            U.S. BANK TRUST NATIONAL
                                            ASSOCIATION, as successor in
                                            interest to STATE STREET BANK AND
                                            TRUST COMPANY, N.A., as Trustee



                                         By:    /s/ Thomas E. Tabor
                                            ------------------------------------
                                               Authorized Signatory











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                                [Reverse of Note]

                         THE ESTEE LAUDER COMPANIES INC.

                          6.000% SENIOR NOTES DUE 2037

               This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of November 5, 1999 (herein called the "Indenture") between the Company and U.S. Bank Trust National Association, as successor in interest to State Street Bank and Trust Company, N.A., as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures or officers' certificates, as applicable, supplemental thereto (including without limitation that certain Officers' Certificate dated May 1, 2007 relating to the Company's 6.000% Senior Notes due 2037) reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated as 6.000% Senior Notes due 2037 (the "Notes"). The Notes are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Notes are not subject to a sinking fund.

               The Notes are redeemable, in whole or in part, at the Company's option at any time at a redemption price equal to the Make-Whole Price. The "Make-Whole Price" means an amount equal to the greater of (1) 100% of the principal amount of the Notes being redeemed, or (2) an amount equal to, as determined by an Independent Investment Banker, the sum of the present value of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to the date of redemption. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each registered holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes or portion thereof called for redemption.

               "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue


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(expressed as a percentage of its principal amount) that is the same as the
Comparable Treasury Price for such redemption date, plus 20 basis points.

               "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that (1) has the maturity comparable to the remaining term of the Notes to be redeemed and (2) would be used, at the time of selection and in accordance with customary financial practice, to price new issues of corporate debt securities with a maturity comparable to the remaining term of the Notes to be redeemed.

               "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

               "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the trustee after consultation with the Company.

               "Reference Treasury Dealer" means (A) Citigroup Global Markets Inc. or J.P. Morgan Securities Inc. (or their affiliates which are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer selected by the Company.

               "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

               If any Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities


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of each series at the time Outstanding, on behalf of the Holders of all
Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

               Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice of the contrary.

               All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Indenture.




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                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                     as tenants in common

TEN ENT -                     as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -           ___________________ Custodian ______________
                                       (Cust)                  (Minor)

                                    Under Uniform Gifts to Minors Act

                              ____________________________________________
                                                 (State)

Additional abbreviations may also be used though not in the above list.




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                                   ASSIGNMENT

                       FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

________________________________________________________________________________

____________________________________________Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:                                      ____________________________________



____________________________________
        (Signature Guarantee)













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